    As filed with the Securities and Exchange Commission on October 20, 1999

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                      INTERNAP NETWORK SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

        WASHINGTON                                      91-1896926
 (State of Incorporation)                  (I.R.S. Employer Identification No.)

                                ----------------

                          601 UNION STREET, SUITE 1000
                            SEATTLE, WASHINGTON 98101
                    (Address of principal executive offices)

                                ----------------

                      1998 STOCK OPTION/STOCK ISSUANCE PLAN
                           1999 EQUITY INCENTIVE PLAN
                 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                ----------------

    PAUL E. MCBRIDE, CHIEF FINANCIAL OFFICER                 COPIES TO:
THOMAS B. YOUTH, ESQ., DIRECTOR OF LEGAL AFFAIRS     CHRISTOPHER W. WRIGHT, ESQ.
     INTERNAP NETWORK SERVICES CORPORATION              H. MARLOW GREEN, ESQ.
          601 UNION STREET, SUITE 1000                   COOLEY GODWARD LLP
           SEATTLE, WASHINGTON 98101                     5200 CARILLON POINT
                 (206) 441-8800                       KIRKLAND WASHINGTON 98033
       (Name, address, including zip code,                 (425) 893-7700
 and telephone number, including area code, of agent for service)

                                ----------------


                                             CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed Maximum    Proposed Maximum    Amount of
                Title of Securities                     Amount to be       Offering            Aggregate      Registration
                 to be Registered                       Registered(1)   Price per Share     Offering Price        Fee
--------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.001 PAR VALUE, SUBJECT TO OUTSTANDING
OPTIONS WITH FIXED EXERCISE PRICES UNDER THE:
--------------------------------------------------------------------------------------------------------------------------
   1998 Stock Option/Stock Issuance Plan                 3,900,828       $0.06-$0.80       $  1,315,837(2)      $   366
--------------------------------------------------------------------------------------------------------------------------
   1999 Equity Incentive Plan                            3,467,000       $0.06-$13.00      $ 21,909,000(2)      $ 6,091
--------------------------------------------------------------------------------------------------------------------------
   1999 Non-Employee Directors' Stock Option Plan          240,000         $20.00          $  4,800,000         $ 1,335
--------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.001 PAR VALUE, NOT SUBJECT TO
OUTSTANDING OPTIONS OR WITHOUT FIXED EXERCISE
PRICES UNDER THE:
--------------------------------------------------------------------------------------------------------------------------
   1999 Equity Incentive Plan                            3,033,000         $65.19          $197,721,270(3)      $54,967
--------------------------------------------------------------------------------------------------------------------------
   1999 Non-Employee Directors' Stock Option Plan          260,000         $65.19          $ 16,949,400(3)      $ 4,712
--------------------------------------------------------------------------------------------------------------------------
   1999 Employee Stock Purchase Plan                     1,500,000         $65.19          $ 97,785,000(3)      $27,185
--------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

(2) Pursuant to Rule 457(h), the offering price is based upon the exercise prices for shares subject to outstanding options granted by InterNAP Network Services Corporation (the "Company") under the 1998 Stock Option/Stock Issuance Plan and the 1999 Equity Incentive Plan as follows:

      Common Stock issuable pursuant to outstanding options under the
                      1998 STOCK OPTION/STOCK ISSUANCE PLAN

                            OFFERING PRICE PER          AGGREGATE OFFERING
     NUMBER OF SHARES             SHARE                       PRICE
     ----------------             -----                       -----
        1,068,475                 $0.06                      $ 64,109
        1,363,853                 $0.15                      $204,578
          345,000                 $0.43                      $148,350
        1,123,500                 $0.80                      $898,800

         Common Stock issuable pursuant to outstanding options under the
                           1999 EQUITY INCENTIVE PLAN

                            OFFERING PRICE PER          AGGREGATE OFFERING
     NUMBER OF SHARES             SHARE                       PRICE
     ----------------             -----                       -----
        1,725,000                 $ 4.00                     $6,900,000
          219,000                 $ 5.00                     $1,095,000
           70,000                 $ 6.00                     $  420,000
           46,000                 $ 7.00                     $  322,000
          714,000                 $ 8.00                     $5,712,000
          518,000                 $10.00                     $5,185,000
          175,000                 $13.00                     $2,275,000

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $65.19 based on the average of the high ($69.25) and low ($61.125) sales prices of the Company's Common Stock as reported on the Nasdaq Stock Market for October 15, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the Plans pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended, (the "Securities Act").

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by InterNAP Network Services Corporation, a Washington corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

        (a) The final prospectus filed under Rule 424(b) of the Securities Act contained in the Company's Registration Statement on Form S-1 (File No. 333-84035), filed September 29, 1999, under the Securities Act including any amendments or reports filed for the purpose of updating such prospectus; and

        (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed September 7, 1999, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

        All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Kirkland, Washington ("Cooley Godward"). As of the date of this Prospectus, certain members and associates of Cooley Godward own an aggregate of 46,296 shares of Common Stock through an investment partnership.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. The directors and officers of the Company also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the Company for such purpose.

        Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The Company's Amended and Restated Articles of Incorporation, as amended by Articles of Amendment (the "Articles of Incorporation"), contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders. To the extent the provisions of the Articles of Incorporation provide for indemnification of directors or officers for liabilities arising


                                       1.

under the Securities Act, those provisions are, in the opinion of the Securities and Exchange Commission (the "Commission"), against public policy as expressed in the Securities Act, and they are therefore unenforceable.

        The Company's Bylaws provide that it will indemnify its directors and officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law.

        The Company has entered into certain indemnification agreements with its directors and certain of its officers. These indemnification agreements provide the Company's directors and certain of its officers with indemnification to the maximum extent permitted by the WBCA.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

EXHIBIT
NUMBER
  4.1*     Form of Amended and Restated Articles of Incorporation of InterNAP.

  4.2*     Form of Amended and Restated Bylaws of InterNAP.

  4.3*     Specimen Common Stock Certificate

  5.1      Opinion of Cooley Godward LLP.

 23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 23.2      Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

 24.1      Power of Attorney is contained on the signature pages.

 99.1*     1998 Stock Option/Stock Issuance Plan.

 99.2*     Form of 1998 Stock Option Agreement.

 99.3*     1999 Equity Incentive Plan.

 99.4*     Form of 1999 Equity Incentive Plan Stock Option Agreement.

 99.5*     1999 Non-Employee Directors' Stock Option Plan.

 99.6*     Form of 1999 Non-Employee Directors' Stock Option Agreement.

 99.7*     1999 Employee Stock Purchase Plan.

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-84035), declared effective by the Commission on September 29, 1999.

ITEM 9. UNDERTAKINGS

1.      The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



                                       2.

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








                                       3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on October 19, 1999.


                              INTERNAP NETWORK SERVICES CORPORATION
                              a Washington corporation

                              By:     /s/ Paul E. McBride
                                      ------------------------------------------
                                      Paul E. McBride
                              Title: Chief Financial Officer and Vice President of Finance


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. McBride and Anthony C. Naughtin, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                            DATE
/s/ Paul E. McBride                       Chief Financial Officer and Vice      October 19, 1999
------------------------------------      President of Finance
PAUL E. MCBRIDE

/s/ Anthony C. Naughtin                   Chief Executive Officer and           October 19, 1999
------------------------------------      Director
ANTHONY C. NAUGHTIN

/s/ Eugene Eidenberg                      Chairman of the Board                 October 19, 1999
------------------------------------
EUGENE EIDENBERG

/s/ William J. Harding                    Director                              October 19, 1999
------------------------------------
WILLIAM J. HARDING

/s/ Fredric W. Harman                     Director                              October 19, 1999
------------------------------------
FREDRIC W. HARMAN

/s/ Robert J. Lunday, Jr.                 Director                              October 19, 1999
------------------------------------
ROBERT J. LUNDAY, JR.

/s/ Kevin L. Ober                         Director                              October 19, 1999
------------------------------------
KEVIN L. OBER

/s/ Robert D. Shurtleff, Jr.              Director                              October 19, 1999
------------------------------------
ROBERT D. SHURTLEFF, JR.





                                       4.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER
  4.1*      Form of Amended and Restated Articles of Incorporation of InterNAP.

  4.2*      Form of Amended and Restated Bylaws of InterNAP.

  4.3*      Specimen Common Stock Certificate

  5.1       Opinion of Cooley Godward LLP.

 23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

 23.2       Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
            Registration Statement.

 24.1       Power of Attorney is contained on the signature pages.

 99.1*      1998 Stock Option/Stock Issuance Plan.

 99.2*      Form of 1998 Stock Option Agreement.

 99.3*      1999 Equity Incentive Plan.

 99.4*      Form of 1999 Equity Incentive Plan Stock Option Agreement.

 99.5*      1999 Non-Employee Directors' Stock Option Plan.

 99.6*      Form of 1999 Non-Employee Directors' Stock Option Agreement.

 99.7*      1999 Employee Stock Purchase Plan.

* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-84035), declared effective by the Commission on September 29, 1999.





                                       5.